Exhibit 11.1 - Statement Re:  Computation of Net Loss Per Share


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

                                                                                                         Period from
                                                                                                        December 12,
                                                                                                            1986
                                            Three Months Ended              Six Months Ended            (Inception) to
                                                  June 30                       June 30                     June 30,
                                       ---------------------------     --------------------------       --------------
                                         1996              1995           1996            1995               1996
                                       -----------     -----------     -----------    -----------       --------------
 Primary:                               8,654,230       7,572,503       8,239,311       7,556,891           2,140,770
 Average shares outstanding
 Net effect of dilutive stock
    options -- based on the treasury
    stock method using average
    market price (See Note A Below)                                                                           469,524
                                                                                                         ------------
 Totals                                                                                                     2,610,294
 Net loss                             $(1,689,982)    $(2,733,561)    $(3,423,766)    $(5,711,315)       $(32,589,257)
 Per share amount                           $(.20)         $(0.36)          (0.42)          (0.76)       $     (12.48)
                                                                                                         ------------
                                                                                                         ------------

 Fully diluted:
 Average shares outstanding             8,654,230       7,572,503       8,239,311       7,556,891           3,528,028
 Net effect of dilutive stock
    options -- based on the treasury
    stock method using average
    market price or the ending market
    price if higher (See Note A Below)                                                                        469,524
                                                                                                         ------------
 Totals                                                                                                     3,997,552
                                                                                                         ------------
                                                                                                         ------------
 Net loss                             $(1,689,982)    $(2,733,561)    $(3,423,766)    $(5,711,315)       $(32,589,257)
                                                                                                         ------------
                                                                                                         ------------
 Per share amount                          $(0.20)         $(0.36)         $(0.42)         $(0.76)       $      (8.15)
                                                                                                         ------------
                                                                                                         ------------

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NOTE A:  Represents shares required by the provisions of Staff Accounting
Bulletin No. 83 for "cheap stock" issued prior to the Company's initial public offering in August 1994.

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